UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:	December 13, 2007
(Date of earliest event reported)	(December 7, 2007)

Multimedia Games, Inc.

(Exact name of Registrant as Specified in its Charter)

001-14551

(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Rd., Bldg. B, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2007, the Board of Directors of Multimedia Games, Inc. (the “Company”) adopted and approved, effective immediately, the Second Amended and Restated Bylaws of the Company, thereby amending Article Five of the Company’s previous bylaws to permit the issuance and transfer of uncertificated shares of the Company’s capital stock and to make certain other minor changes.

The amendments related to the issuance and transfer of uncertificated shares were adopted in response to Rule 4350(l) of the listing requirements of The NASDAQ Stock Market, LLC, which requires that the Company be eligible by January 1, 2008 to participate in a direct registration system.

The foregoing description of the Second Amended and Restated Bylaws of the Company and the amendments made pursuant thereto does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Bylaws, which is filed as Exhibit 3.1 hereto, and is incorporated into this report by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Second Amended and Restated Bylaws of Multimedia Games, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: December 13, 2007	By:	/s/ Clifton E. Lind
Clifton E. Lind
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description
3.1	Second Amended and Restated Bylaws of Multimedia Games, Inc.